UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2004

BROOKTROUT, INC.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-20698	04-2814792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 FIRST AVENUE, NEEDHAM, MASSACHUSETTS	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 449-4100

Item 2.  Acquisition or Disposition of Assets.

On April 5, 2004, we completed our acquisition of the outstanding capital stock of SnowShore Networks, Inc. ("SnowShore") pursuant to the terms of an Agreement and Plan of Merger entered into on March 25, 2004.  SnowShore, now our wholly owned subsidiary, is a provider of leading-edge voice over IP communications infrastructure products for the media server and media firewall markets.  Immediately after the closing of the acquisition, SnowShore had 19 employees.

The terms of our acquisition of SnowShore capital stock, including the purchase price, were the result of our arm’s-length negotiations with SnowShore.  We paid an aggregate purchase price of approximately $9 million in cash for the capital stock of SnowShore.  We paid the purchase price from our working capital, and we will account for the acquisition as a purchase transaction.

The preceding discussion is only a summary and is qualified in its entirety by reference to the Agreement and Plan of Merger entered into in connection with the acquisition.  A copy of the Agreement and Plan of Merger is included as an exhibit to this report and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be provided no later than June 19, 2004.

(b)           Pro Forma Financial Information.

In accordance with Item 7(b)(2) of Form 8-K, the required pro forma financial information will be provided no later than June 19, 2004.

(c)           Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of March 25, 2004, among Brooktrout, Inc., Canal Acquisition Corp. and SnowShore Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKTROUT, INC.
(Registrant)

Date: April 9, 2004	By:	/s/ Eric R. Giler
Eric R. Giler
President
(Chief Executive Officer)

EXHIBIT INDEX

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of March 25, 2004, among Brooktrout, Inc., Canal Acquisition Corp. and SnowShore Networks, Inc.